UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2010

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification No.)

601 McCarthy Boulevard, Milpitas, California  95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

SIGNATURE

Item 5.07                   Submission of Matters to a Vote of Security Holders

On June 2, 2010, SanDisk Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders.  At the Annual Meeting, the following individuals were elected to the Company’s Board of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Eli Harari	153,010,411	7,586,638	31,694,834
Irwin Federman	158,434,567	2,162,482	31,694,834
Kevin DeNuccio	160,426,046	171,003	31,694,834
Steven J. Gomo	159,322,065	1,274,984	31,694,834
Eddy W. Hartenstein	160,020,962	576,087	31,694,834
Dr. Chenming Hu	160,432,585	164,464	31,694,834
Catherine P. Lego	159,237,780	1,359,269	31,694,834
Michael E. Marks	160,149,307	447,742	31,694,834
Dr. James D. Meindl	159,548,669	1,048,380	31,694,834

The following proposal was also approved at the Company’s Annual Meeting.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2011	190,868,849	1,338,909	84,125	—

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010
SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)